Annual Report

Cover Page

Name of issuer:

Rental Marketplace, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 7/6/2015

Physical address of issuer:

14431 Ventura Blvd. # 232
Sherman Oaks CA 91423

Website of issuer:

https://www.rentus.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$205,993.00	$321,426.00
Cash & Cash Equivalents:	$36,975.00	$10,497.89
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$18,264.00	$14,125.00
Long-term Debt:	$150,000.00	$150,000.00
Revenues/Sales:	$1,124.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($267,072.00)	($343,969.70)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Rental Marketplace, LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Elias Chavando	President & CEO	Rental Marketplace LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tomasz Odrobinski	VP Sales and International Development	2015
Rob Blanchard	VP Web Development	2015
Elias Chavando	President & CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Elias Chavando	16,000,000 A2 Units	95.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We rely on Amazon Web Services for the vast majority of our computing, storage, bandwidth, and other services. Any disruption of or interference with our use of the Amazon Web Services operation would negatively affect our operations and seriously harm our business.

We are creating and growing a new platform for people and companies to offer items for rent ("Owners") and people and companies to rent items ("Renters") from owners. Listing items for rent in our platform is free and we earn a service fee and/or commission for every successful rental transaction taking place in our platform. The failure to attract new owners and renters, and the failure to attract new listings in our catalog could seriously harm our business.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.We must acquire or develop new services, evolve existing ones, address any defects or errors, and adapt to technology change.Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.If we do not respond to technological changes or upgrade our technology systems, our growth prospects and results of operations could be adversely affected.

The Company's success depends on the experience and skill of its executive officers and key employees. We rely on various intellectual property rights, including patents in order to operate our business.From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people. We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US.Changes in employment laws or regulation could harm our performance.The Company could be negatively impacted if found to have infringed on intellectual property rights.

Our platform connects Owners with Renters. We do not see, touch or otherwise inspect the items that people and companies rent from each other. We rely on each party to act honestly, rent equipment in working conditions and assume all risks and liabilities from the operation of such equipment. Injuries, theft, damage and other occurrences may occur that are beyond our control. We anticipate being named in legal actions when misfortunes happen. Although we carry a general liability insurance policy, damages, accidents, injuries, misunderstandings, errors, omissions and other occurrences may cause distractions to our executives and expenses that may harm our business.

Our ecosystem of owners, renters, advertisers, and partners depends on the engagement and growth of our user base and product catalog. We anticipate that the growth rate of our user base will decline once we hit a saturation point and over time. If we fail to retain current users or add new users, or if our users engage less with Rentus.com, our business would be seriously harmed.

Rentus.com depends on effectively operating with mobile, and computing devices, operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our products or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user growth, retention, and engagement.

Our founder and the A Unit group has control over all unitholder decisions because they control a substantial majority of our voting units. Please see our Company Agreement and Independent Accountants' Review Report for more information.

If we do not develop successful new products or improve existing ones, our business will suffer. We also expect to invest in new lines of business that could fail to attract or retain users or generate revenue. Our business is highly competitive. We face significant competition that we anticipate will continue to intensify. If we are not able to maintain or improve our market share, our business could suffer.

If our security is compromised or if our platform is subjected to attacks that frustrate or thwart our users' ability to access our products and services, our users, advertisers, and partners may cut back on or stop using our products and services altogether, which could seriously harm our business.

Management. As of April 2017, both Elias Chavando and Robert Blanchard are working full time for the company. Tomasz Odrobinsky is working part-time for the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A-2 Units	16000000	16000000	Yes
Class A-1 Units	6782222	1529973	Yes
Class B Unit	2909276	2646777	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	1227777
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Technology Service and Support Agreement

In August 2015, the Company entered into a technology services and support services agreement for consumer and enterprise privacy protection services and support; the agreement expires in August 2018.

The note has not been issued but the agreement to issue the note is as follows:

Per the terms of the agreement, the Company conveyed compensation through the issuance of 800,000 Class B membership units valued at $144,000 based on the price of A-1 units being sold and a convertible note for $150,000. The convertible note bears 2% interest per annum and is due in three years. The convertible note may be converted into A-1 Units with an equity financing resulting in gross proceeds of $5,000,000 or more at a conversion price equal to the lesser of: 1) a 20% discount to the round price and 2) the price per unit based on a $5.5 million pre-money valuation. The note may also be converted at the option of the holder upon maturity or in the event of default.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Priced Round	$171,225	General operations
12/2016	Regulation D, Rule 506(b)	Priced Round	$100,000	General operations
3/2017	Regulation D, Rule 506(b)	Priced Round	$100,000	General operations
8/2017	Regulation Crowdfunding	SAFE	$130,038	General operations
10/2017	Regulation D, Rule 506(b)	Preferred stock	$300,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Rentus.com is a mobile and online rental marketplace where people are able to rent just about anything: from tools and equipment, to party supplies and camping gear. Rentus is using the rise of the sharing economy to also bring the person-to-person rental industry to a user-friendly platform, as well as create a new marketplace and low cost access to consumers for companies in the rental business.
With the rise of Uber and AirBnb, more and more people are turning to the sharing economy for supplementary income—for some, it's their sole source of income. Rentus.com wants to tackle this growing trend by offering flexibility. Don't just rent your car or your extra room. Rent your power saw and your vintage record player and portable grill. Our goal is to become the largest rental marketplace in the world and give people a trusted platform to generate revenue from renting their unused items.
Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Rental Marketplace, LLC was incorporated in the State of Delaware in July 2015.

Since then, we have:

- Peer-to-Peer rental estimated to be a $30 billion industry.

- Current rental industry is segmented, old, tired, ready to be shaken up.

- Rental companies and individuals are signing up.

- Thousands of products already in the catalog. Technology is ready.

Historical Results of Operations

Our company was organized in July 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,124 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017, compared to % in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $205,993, including $36,975 in cash. As of December 31, 2016, the Company had $321,426 in total assets, including $10,497.89 in cash.

- *Net Loss.* The Company has had net losses of $267,072 and net losses of $343,969.70 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $168,264 for the fiscal year ended December 31, 2017 and $164,125 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $371,225 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Rental Marketplace, LLC cash in hand is $10,789, as of December 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $8,250/month, for an average burn rate of $8,250 per month. Our intent is to be profitable in 0 months.

We have not been able to raise additional funding to support operations. We are exploring other options.

It will all depend on our ability to secure further financing. The venture requires heavy capital infusions to support marketing and growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.rentus.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3
- Financials 4
- Financials 5

Appendix D: Director & Officer Work History

- Elias Chavando
- Rob Blanchard
- Tomasz Odrobinski

Appendix E: Supporting Documents

About us
Our Profile
Jobs
Press
Blog
Charter

Investors
Getting Started
Risks
Earning Returns
Securities
Give/Get $1000

Founders
Raise Funding
FAQ
Legal Primer
Free Contracts
Launch Guide

Say Hello
hello@wefunder.com
Twitter
Facebook
Instagram
SF / Boston

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.



RENTUS.COM

Online marketplace for users to rent anything and everything

$130,038 raised from **258** investors
Successfully Funded on Aug 19 2017

> *Rentus.com is a mobile and online rental marketplace where people are able to rent just about anything: from tools and equipment, to party supplies and camping gear. Rentus is using the rise of the sharing economy to also bring the person-to-person rental industry to a user-friendly platform, as well as create a new marketplace and low cost access to consumers for companies in the rental business.*



Elias Chavando
PRESIDENT & CEO, RENTUS.COM

OUR AMBITION

With the rise of Uber and AirBnb, more and more people are turning to the sharing economy for supplementary income—for some, it's their sole source of income. Rentus.com wants to tackle this growing trend by offering flexibility. Don't just rent your car or your extra room. Rent your power saw and your vintage record player and portable grill. Our goal is to become the largest rental marketplace in the world and give people a trusted platform to generate revenue from renting their unused items.

KEY FACTS

- Peer-to-Peer rental estimated to be a $30 billion industry.
- Current rental industry is segmented, old, tired, ready to be shaken up.
- Rental companies and individuals are signing up.
- Thousands of products already in the catalog. Technology is ready.

DOCUMENTS

- RentUS_-_Rental_Marketplace_one-page_summary_v1.pdf
- Rentus.com_Presentation_Deck_-_WeFunder_v1.pdf
- Video Transcripts

https://rentus.com *from Sherman Oaks CA* CROWDFUNDING ECOMMERCE SHARING ECONOMY MARKETPLACE PAYMENTS SOCIAL RETAIL TECH

Why I Like Rentus.com

Rentus.com provides us with an additional source of leads and a consolidated portal where our clients go to find what they need. At Rentus.com our clients find our extensive rental inventory of video and camera equipment. Understanding our need for additional source of business made me become a client. Understanding the huge need and the large need for a platform like Rentus.com make me become an investor.

Dan Toomey
PRESIDENT PROHD RENTALS

THE BUZZ ABOUT RENTUS.COM

For a rental company like us, advertising and generating new business online is an expensive and time consuming process. Rentus.com helps us generate new customers online. Our customers can easily see what equipment we have and when it is available. Customers can book and pay for their rentals online. We also use the Rentus.com backend system to track our inventory.

Enrique Bonilla
President, Land and Water Motor Sports



Rentus.com

Rentus.com allows people to get the stuff they need for big events like Super Bowl without the big price tag.
February 22, 2017 @ gooddaysacramento.cbslocal.com

Rntus.com Unveils Latest Effort to Bring Equipment Owners and Users Together

Seeking the next big idea in the "shared economy" pioneered by Uber and Airbnb - while also incorporating compatibility matching capabilities of dating and social media sites - an AI (artificial intelligence) newbie has put forth an online business
February 22, 2017 @ forconstructionpros.com

Could web rental efficiency gut DIY chains?

When Elias Chavando launched his startup, Rentus.com, last year, his sole major differentiator was simply technology. He knew that there are many businesses in the rental business, but they're overwhelmingly antiquated, with many still using paper
January 30, 2017 @ computerworld.com



Shared Economy Start-up Uses AI-based Compatibility Testing for Online Rental Marketplace

Seeking the next big idea in the "shared economy" pioneered by Uber and Airbnb - while also incorporating compatibility matching capabilities of dating and social media sites - an AI newbie has put forth an online business model based on renting
January 13, 2017 @ enterprisetech.com

THE AVERAGE FAMILY HAS $5000 IN EQUIPMENT, TOOLS, TOYS & VEHICLES STORED

Person-to-person rental is an untapped market. People have tools, hard to find equipment or items collecting dust in their garages that could be supplementing their income by utilizing the Rentus.com marketplace. Rentus.com matches people who own rarely used items with people who need something on a temporary or repeat basis utilizing our proprietary matching algorithm.


Refrigerator
$75 / month
Blowflex
$50 / month
Carpet Cleaner
$35 a day
Ladder
$50 a day
Washer & Dryer
$85 / month
Leaf Blower
$15 a day
Tools
$35 a day
Drill
$15 a day
Mini-Fridge
$30 / month
Table
$5 a day
Circular Saw
$40 a day
Saw
$40 a day
Camera
$75 a day
Generator
$50 a day
Sander
$15 a day
Quad Bike
$150 a day
Table
$5 a day
Lawn Mower
$45 a day

THE CONSUMER PRODUCT RENTAL INDUSTRY

This industry includes fitness equipment, consumer electronics and appliances, furniture, formalwear and costumes, party supplies, recreational equipment and tools for the do-it-yourselfers.


Loft storage
$300 a year
Saxophone
$55 a month
Surfboard
$80 a week
Parking space
$20 a day
Lawnmower
$6 a day
Speedboat
$300 a day
Room
$38 a night
Bike
$18 a day
Pickup truck
$9 an hour
Dog
$5 a walk
Hermès Birkin bag
$100 a party
Derek Bacon/Shutterstock

OUR FIRST :30 SEC. TV SPOT

We are conducting audience and conversion test with this add in the Los Angeles DMA starting April 6, 2017. Expanding to other local zones as we grow.


Rentus

A SNAPSHOT OF THE SHARING ECONOMY

The recession may be over in the United States, but the values that emerged during it appear to be staying put—and the sharing economy is giving new weight to the axiom "less is more." 78% of consumers surveyed by PWC in 2014 agreed that the sharing economy reduces clutter and waste—millennials and households with kids most strongly agreed.


Among US adults familiar with the sharing economy, they perceive many benefits to it
86% agree it makes life more affordable
83% agree it makes life more convenient and efficient
76% agree it's better for the environment
78% agree it builds a stronger community
63% agree it is more fun than engaging with traditional companies
89% agree it is based on trust between providers and users

PEER TO PEER RENTAL A $30 BILLION INDUSTRY

With the rise of the sharing economy, we believe that the person-to-person rental industry is about to be born and grow to enormous proportions. Estimated size of the Industry: $30 billion.


Surfboard
$7 a day
Roof Rack
$8 a day
Mini-van rental
$30 a day
Boombox
$5 a day
Dress
$4 a day

WHAT YOU CAN RENT ON RENTUS.COM



Apartments

TAKE A CLOSER LOOK AT OUR BUSINESS PLAN


Rentus
The Business Model - Monetization
• Transaction revenues:
– Free listings
– Rentus will process the transaction and control the financial process:
• Security deposits (on hold as security while item is out)
• Rental Commissions (20% of rental fees)
• Damage waivers (up to 25% markup)
– Rentus will retain a fee at the end of completed transaction


Rentus
Building The Business - Execution
• Experienced management team has implemented successful methodology used in other marketplaces including the largest automotive and the largest rental marketplaces in the world
• Development team is seasoned and experienced
• Launching one market at a time


Rentus
Phase One
Initial Markets
Population
Los Angeles County
Orange County
San Bernardino County
Riverside County
CA


Rentus
Sales Process
• Currently targeting Rental Companies:
– Field sales representatives
• Meeting rental companies
• Securing catalog items, content
• Our management has extensive experience in creating and managing remote field sales representatives


Rentus
Marketing
• Consumer Marketing:
– Social Media: Team members are experts at marketing and selling in Social Media.
– Local media with success stories, income supplementing alternatives
– Targeting do-it-yourselfers via other marketplaces, home shows


Rentus
Marketing
• Business Marketing:
– Targeting rental business owners
• 3,200 rental businesses in our initial market of LA, Orange & Riverside Counties
– Public relations buzz, media announcements (paid and free)
– Direct contact with businesses in the industry:

Help Us Grow Rentus.com

Today over 750,000 people will book a room at someone's house or apartment using Airbnb. People are becoming taxi drivers using their own cars with Lyft and uBer. This is the Sharing Economy and it is happening right before our eyes. One would say that we are witnessing history. I say, let's not just watch it, let's be part of history!

People rent cars, boats, RVs, tools, toys, equipment, party supplies, gowns to the tune of $60 billion every year in the US alone. The rental industry exists today. It is antiquated and inefficient just like the bed and breakfast and the taxi industry were not too long ago. We are not inventing a new industry, we are making it efficient, convenient and competitive. And the most exciting thing is, we are allowing anyone to start their own rental business by renting out items they already own.

Think about the possibilities, the very near future. Fixing, cleaning, building, creating, traveling, will be easier, more convenient and less expensive by renting with ease what you need to get things done.

We are creating a community where people can find what they need to get things done. We are set and positioned to be the leader. It is just a matter of time, a short time. We have the talents, knowledge and experience to fully capture this opportunity.

We are inviting you to join us in this amazing ride. Investing in Rentus.com is our opportunity to make history.

Sincerely,



Elias Chavando

Founder



Elias Chavando

President & CEO

-Director, Autotrader.com - Founder, Reagan.com - Consultant and Director of multi-national classified marketplaces

AND THE REST OF THE TEAM



Rob Blanchard

VP Web Development

-Expert developer -Developer of Reagan.com -Engineer for Autotrader.com, ATT - Self-taught engineer with high level of expertise in development and implementation - Co-Developer EC-Rank



Tomasz Odrobinski

VP Sales and International Development

-VP of Sales for Europe's largest online rental classifieds marketplace eRENTO.com - General Manager Mascus.com (35+ Countries) -International Sales and Marketing specialist

Raised $896,263 From 258+ Investors

Tim Fife
Entrepreneur

Osman Fadul
Entrepreneur

Larry Berman
Investor in various corporations and partnerships.

Courtney Echols
Bham believer in the power of great ideas

Andrey Filimonov
Otolaryngology / Head and Neck Surgery Resident

Eric Avery

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

R: Building a marketplace involves building two sides of the business. The supply and the demand. We understand this model and we are executing our plans in a proven and systematic way that we have successfully done it before.

We invested almost a year building the supply side, attracting industry professionals and filing up our catalog.

Our technology was built to manage the entire transaction. From verifying the users, two-way private communications between both parties, to booking, appraisal of items to be listed, payment collection, capturing of security deposits, damage waivers and fund disbursements.

Our dashboard also serves as an inventory control system so both owners and renters can track their items and revenues.

In addition to our sophisticated database structure that allows users to find what they are looking for based on need, description and geo-location, we are the only marketplace that utilizes artificial intelligence to match the owner with the renter based on personality and behavioral matchmaking.

WF: How big is the market?

R: We are in 3 main markets. Each one is big enough to support our growth.

1. Consumer product rental industry, a $25 billion industry (tools, consumer electronics, appliances, furniture, fitness equipment, party supplies, formalwear, do-it-yourself tools, recreational equipment.

2. Equipment rental industry, a $35 billion industry (construction, engineering, audio-visual, transportation, movie production, security, events)

3. Peer to peer rental. an estimated $30 billion industry (cars, bikes, sports equipment, musical instruments, carpet cleaners, handbags, dresses, boats, etc.)

WF: How will you make money?

R: - We take a piece of every transaction. Between 10 and 20% of the total rental fees

- We make between 25 and 50% of the sale of ancillary products like damage waivers and insurance

- Monthly membership fees from large rental companies

- Fees for preferential positioning of listings based on categories, uses and items

WF: Who are your competitors? How are you different?

R: At least 5 companies have tried to implement a similar model in the past 5 years. Ironically, they all made the same mistakes. They tried to launch nationwide with a peer-to-peer business model. Also, their management teams did not have any experience in the Internet "matchmaking" of buyers and sellers world. These companies included Zilok.com, Peer Rentals, Getable, and elocke. We are launching one city at the time, recruiting retail rental companies first and we actually have successfully done this before.

Getable has re-emerged recently with a new business model and targeting the large construction equipment. Our analysis tells us that they will not go very far. Bigrentz.com is the only marketplace worth observing for now, but their business model is extremely expensive. They concentrate in large construction equipment. They have raised enough funding to make some noise and have revenues but their business model is very expensive as it requires over 150 people on the phone to coordinate rentals. Although we have no plans to get into the
heavy equipment industry, three of my ex-inside sales people from Autotrader.com work or have worked for Bigrentz so we are familiar with their strengths and weaknesses.

Erento.com, the current largest rental marketplace in the world is based in Germany and has a large footprint in Europe. We know that they don't have plans to come to the US. Also, the two key members of the team that placed them in the leading position they have now (CEO and VP of Sales) are now members of our team.

WF: What do you understand about your business that others don't get?

R: There are two successful rental marketplaces in the world. We have worked for one of them. Tomasz, our VP of Sales and International Development was instrumental in making eRento.com a leading player in Europe.

Our successful experience in traditional marketplaces including the largest classified marketplace for construction equipment in the world, Mascus.com and the largest classified automotive marketplace, Autotrader.com comes in very handy. Our deep understanding of a decentralized business model where people conduct business with other people has helped us set the business processes to accommodate the needs of our users.

Both Elias and Tomasz are frequent and highly sought-after speakers and trainers at conferences and events for classified marketplaces and eCommerce businesses around the world. As experts in the field, other marketplaces seek their expertise and wisdom when faced with growth and sales challenges. We are bringing all our individual and collective talents and experience to Rentus.com.

WF: What if an item is damaged or stolen?

Things happen. For that reason, we have setup our business and processes taking this into account and focusing in building trust and successful and pleasant rental experiences for our users.

First, we place a security deposit on the Renter's credit card at the time of booking. This amount equals the Owner's the stated market value of an item. In case of damage or theft, we will use this deposit to pay for repairs or replacement of the damaged item.

Secondly, we spent many months finding the best possible way to offer comprehensive damage waiver coverage to our users. We are now, the only peer-to-peer rental marketplace where a renter can purchase, with a click of a check box, a damage waiver. This coverage covers up to $7,500 per item with a small deductible.

In the normal course of business, we will encourage and expect that both the Owner and the Renter come up with an agreement as to how much it will take to get the item repaired. We will then instruct the bank to proceed with charging the renter that amount out of the security deposit and/or the carrier to pay for the claim if the renter purchased a damage waiver.

Our policy is zero tolerance for fraudulent and dishonest behavior. We will ban for life any person that plays any dishonest games using our platform. We will also report any fraudulent behavior to the authorities and make sure that person is persecuted to the maximum extent of the law. Period!

WF: What keeps us up at night?

R: The possibilities, the future. A very realistic and attainable future where people are not going to be limited in what they can create and do because the tools and equipment needed are cost prohibited.

A minimalistic and in a way environmentally friendly future where we only buy items that we are going to use more than 10 times per year and we rent the rest. Saving packaging, plastics, metals, paper. Saving and eliminating clutter.

A future where people and companies can supplement their income and perhaps create self-sustaining businesses by renting items they already own.

That is exciting and it does keep us up at night.

WF: What's your biggest risk?

As with any business, there are risks. One of the biggest challenges we will encounter is growth. For this reason, we are adhering to strict recruiting and hiring practices for employees, partners and even users. We check and double check business practices, client reviews and systems when we onboard traditional rental companies. We will only hire people that can follow our values, with proven track records and high morale and ethics. We will verify that our users are real people, have a substantial and real online social footprint and the products listed are not simulated or stolen. As we raise more funds, we will also integrate online ID verification.

WF: What's your cash flow?

Our cash and cash equivalents as off March 31, 2017 that amount to $57,850 are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our variable monthly burn rate ranges from $3,500 to $5,000. Our expenses are variable and they can be adjusted to accommodate cash flow and funding. We expect to launch a Cable TV, outdoor and digital marketing campaign.We also expect to hire customer service and sales team members. The marketing campaign and the human resources ramp-up will depend on the amount raised.

Ask a Question

Type your question here...

ASK QUESTION

Lisa-Anne Lamb Apr 23 2017

I love this idea. I'm a little disappointed that it is only offered in California at this time. What are your plans to make it nationwide? Is there a vetting process for the renters? Can they be in another state and rent?



Elias Chavando President & CEO FOUNDER Apr 23 2017

Thank you for your question Lisa-Anne. We are currently marketing and promoting our platform in Los Angeles and we soon are going to expand to other cities. With that said, there are no geographical limits as to go can rent items or who can rent out items. We often see people from other states renting items to be used while visiting Los Angeles. Like scooters for Disneyland, car seats, strollers and many other items.

Yes, both the owner and the renter go through the vetting process.

LIKE

David Shane Apr 29

Is there any kind of rating system that would eventually ban bad owners / renters from the site? I find such ratings a very important part of person-to-person transactions (eBay and Amazon sellers being huge examples).



Elias Chavando President & CEO FOUNDER Apr 30

Hi David,

I agree with you completely. We have a rating system for both owners and renters to rate each other.

As platform, we monitor the ratings and ban people that generate complaints and bad ratings.

Also, we have a detailed vetting process for rental companies already in the business.

Thanks for the question!

LIKE

MORE QUESTIONS



RENTUS.COM

2017 Report

Dear investors,

We are raising more money to continue operations. We are also looking for more "ambassadors" to help us spread the word. Login, list items for rent, rent items, be involve.

Our relationship with Ideum Corp and others will promote our growth. We will continue to work as hard as we can to make things happen and fully implement our plans. Stay in touch and cheer us up.

Thank you for your help.

We need your help!

We are raising more money to continue operations. We are also looking for more "ambassadors" to help us spread the word. Login, list items for rent, rent items, be involve.

Our relationship with Ideum Corp and others will promote our growth. We will continue to work as hard as we can to make things happen and fully implement our plans. Stay in touch and cheer us up.

Thank you for your help.

Sincerely,

Elias Chavando

President & CEO

Our Mission

With the rise of Uber and AirBnb, more and more people are turning to the sharing economy for supplementary income—for some, it's their sole source of income. Rentus.com wants to tackle this growing trend by offering flexibility. Don't just rent your car or your extra room. Rent your power saw and your vintage record player and portable grill. Our goal is to become the largest rental marketplace in the world and give people a trusted platform to generate revenue from renting their unused items.

See our full profile

How did we do this year?

Report Card

A+

The Good

We were able to raise about $130,000 in our first crowdfunding event with WeFunder.com

We received $300,000 in media from an investors. We have not used this media yet.

We moved our website and data bases to AWS. We started implementing Blockchain technology.

The Bad

We did not raise as much money as we needed.

Our test in NY did not deliver the immediate results we were looking for.

We had some technical issues.

2017 At a Glance

January 1 to December 31


$$$$

$1,124
Revenue



-$267,072
Net Loss


IOU!

$18,264 +29%
Short Term Debt



$400,000
Raised in 2017



$10,497
Cash on Hand
As of 12/31/17



Months of Runway
As of 12/31/17

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Rentus.com is a mobile and online rental marketplace where people are able to rent just about anything: from tools and equipment, to party supplies and camping gear. Rentus is using the rise of the sharing economy to also bring the person-to-person rental industry to a user-friendly platform, as well as create a new marketplace and low cost access to consumers for companies in the rental business.
With the rise of Uber and AirBnb, more and more people are turning to the sharing economy for supplementary income—for some, it's their sole source of income. Rentus.com wants to tackle this growing trend by offering flexibility. Don't just rent your car or your extra room. Rent your power saw and your vintage record player and portable grill. Our goal is to become the largest rental marketplace in the world and give people a trusted platform to generate revenue from renting their unused items.
Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Rental Marketplace, LLC was incorporated in the State of Delaware in July 2015.

Since then, we have:

- Peer-to-Peer rental estimated to be a $30 billion industry.

- Current rental industry is segmented, old, tired, ready to be shaken up.

- Rental companies and individuals are signing up.

- Thousands of products already in the catalog. Technology is ready.

Historical Results of Operations

Our company was organized in July 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,124 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017, compared to % in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $205,993, including $36,975 in cash. As of December 31, 2016, the Company had $321,426 in total assets, including $10,497.89 in cash.

- *Net Loss.* The Company has had net losses of $267,072 and net losses of $343,969.70 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $168,264 for the fiscal year ended December 31, 2017 and $164,125 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $371,225 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Rental Marketplace, LLC cash in hand is $10,789, as of December 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $8,250/month, for an average burn rate of $8,250 per month. Our intent is to be profitable in 0 months.

We have not been able to raise additional funding to support operations. We are exploring other options.

It will all depend on our ability to secure further financing. The venture requires heavy capital infusions to support marketing and growth.

Net Margin: -23,761%

Gross Margin: 100%

Return on Assets: -130%

Earnings per Share: -$0.01

Revenue per Employee: $562

Cash to Assets: 18%

Revenue to Receivables: ~

Debt Ratio: 82%

FS_12.31.16_Review_PDF.pdf

Rental_Marketplace_FS.pdf

2015_Rental_Marketplace_Taxes...

Rental_Marketplace__LLC_-_Pro...

Rental_Marketplace__LLC_-_Bal...

We ❤ Our 240 Investors

Thank You For Believing In Us

Tim Fife
Osman Fadul
Larry Berman
Courtney Echols
Andrey Filimonov
Eric Avery
Wassim Kesrouani
Demarley Holder
Han Tao
Floyd Thomas
Charles D. Hicks
William Keith Baxter
Annabelle Esmane
Drew Smith
Leonard Thomas
AHMED ALHUSSAIN
Meghan McClelland
Joey Krug
Jarett Cory
Micah Matson
Brian Pryor
Frank Turner
Gerry Cardinal III
Bryan Mitsuoka
Ericka Battle
Stephen A Chretien
Audrey Torma
Nathan Martin
Ty Ternet
Joemarc Sunglao
Stanley Forwand
Michael Shane Wittenburg
Andre Harrell
David Davis
Cameron Barnes
Bugra Toplusoy
Martin Allan
Brian Manley
Liam McClintock
Joan Lanzagorta Pinol
Umesh Prabakar
Kevin Maley
Martin Diaz
Mike Azzarello
Dean Hawkey
Stephen Rodriguez
Stainley Theresias
T.J. Frevert
Kadir Uguray Kaynar
Craig Vom Lehn
Nathan Schweizer
Daniel Wilson
Jason Thomas
Kyle Robert Christopher
Shalin Shah
Jason Nobles
Jemie Sae Koo
Durojaiye Owoaje
Cutter Jacobson
Kristaps Soms
Long Van Tu
Sandeep Krishna Ramine...
Matthew Paek
Lucia Romanov
Ben Littlefield
Kerry Smith
Anthony Sippio
William M. Holman
Longkill Group LLC
Carey Martell
Sabu Nadarajan
Shreekar Ranade
Vladimir Fils
John Mohr
Ramil Maharramov
Dominick Giordano Jr
Bill Combes
Anuj Sethi
Scott Friedrich
Beverly LeStronge
King A Cocker
Michael Irwin
Dustin Glossop
Delicia Alamoti Tulikihihi...
Tasos Tsaousis
Kelvin Krupiak
David Sanabria
Eric Wells
H. Wyatt Hanna, III
Shakeel Ishaq Ansari
Nixon Augustin
Alice PRESTIA

Rinc Allen Burgmon II
Stephen Salzbrenner
Bryan Sarlitt
Howard Luis
Harish PUTTA
Rama Krishna Audireddy
Raman Sundararajan
Michael Piskule
Monique Wall
Salvatore Orlando
Daniel Bravo
Ka Wai Wong
Loryn Higgins
Simon Frederic Twarok
Amar Wakharkar
Cary S. Kart
Eli Arieli
Midhat Qidwai
Russell Larocque
Nate Koester
Thurston L Vargas
Trent Cooksley
Thomas HARDGE
Jade Tao
Cecil Robertson
Ghada Alhadlaq
Davinder Sharma
Keenan Conrad
Lorene Dale
Maria Belotserkovskaya
Monica Liberatore
Abdulla Al Noaimi
Gerald Rhoades
Brandon Schielack
Kwangsu Ahn
Louis Mader
Larry Mast
Matthew Menster
David Fortune
Paul Varkey
James M. Strater
Brendan Buckner
Michael Isenhour
Johannes Guenther
Bree Bree
Nicholas Bostaph
Kevin Lin
Alexander Donnelly
Rick Firmine
Kevin Beck
Alvin KELLY
Rahul Nimje
Joseph C. Oliver
Lars Pedersen
Vincent Meyers
Remi Dahl Finjord
William Johander
Pius Franco Iruthayadasan
Justin O. Wong
Peter Boniface
Harry Gold
Adrian Van Luven
Chris Magor
Chad Treadway
Kweh Team AIK
Ridesh Kumar Kumaran
Tony Folino
Tan Quan Nguyen
Bill Shevlin
Mitchell Barack
Nathan Hinman
Joel Njah
Andrew Coppola
Dion Aiken
The Richard F. Mc Entyr...
Caius DeLauretis
Steve Brady
Erik Grieg Viig Bratland
Jeremy Monger
Pengpeng Zhang
Javier Malave
Santosh Kumar
Cameus Guillaume
Leonardo Martinez
Justin Leiter
William Ferrara
Edward McCormick
Md Pham
Alan Peters
Heng Ying Chu
Kody Bartz
Ignacio Camacho
Marcus Cuda
Chang Woo Lee
Justin Davis
Jason Perry
Hilda Irizarry
Virgil Butcher
Lesley E White
Henry Le
Hans Fredrik Thorsen
Carlos Salas Porras S.
Trasey Green
Calvin Phipps
James P Turley
Evelyn Maruyama
Jesus Castillo Maldonado
Troy Ochowicz
David Shamblin
Adrian Todd Peck
Katheryn Herron

Van Duc Nguyen
Gregory Boyle
Mondell G. Crosby
Wendy Collins
Andrew Bushnell
Garlon Turner
Jaden Mitchell
Andy Phelan
Ryan Daley
Soobin Kim
Ulysses Melendez
Justin Obrien
Joshua Stevens
Cade McKay
Alexander Skage
Andrew Dysart
Eric Clark
Nick Dollarhide
Daniel S Rappaport MD
Marlene Mourad
Lokesh SURAPANENI
Rohit Soni
Jaquan Barber
Malia Flatt
Jake Thalachelloor
Samuel Ndungu
Andrey Mironenko
Hasan Tafish
Ayman Khulief
John Sandoval
Robert D Nock
Bonaventure I. OGBODU
Chirag Patel
Denise Luhman
Jason Stager
Fredi Baxcajay
Abhilash Reddy

Thank You!

From the Rentus.com Team



Elias Chavando
President & CEO



Rob Blanchard

VP Web Development

-Expert developer -Developer of Reagan.com -Engineer for Autotrader.com, ATT - Self-taught engineer with high level of expertise in development and implementation - Co-Developer EC-Rank



Tomasz Odrobinski

VP Sales and International Development

-VP of Sales for Europe's largest online rental classifieds marketplace eRENTO.com - General Manager Mascus.com (35+ Countries) -International Sales and Marketing specialist

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Elias Chavando	President & CEO @ Rental Marketplace LLC	2015

Officers

OFFICER	TITLE	JOINED
Tomasz Odrobinski	VP Sales and International Development	2015
Rob Blanchard	VP Web Development	2015
Elias Chavando	President & CEO	2015

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Elias Chavando	16,000,000 A2 Units	95.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
12/2016	$100,000		Regulation D, Rule 506(b)
03/2017	$100,000		Regulation D, Rule 506(b)
12/2015	$171,225		Regulation D, Rule 506(b)
02/2012	$95,000	Preferred Stock	Regulation D, Rule 506(b)
10/2017	$300,000	Preferred Stock	Regulation D, Rule 506(b)

The use of proceeds is to fund general operations.

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Class A 2 Units	16,000,000	16,000,000	Yes
Class A 1 Units	6,782,222	1,529,973	Yes
Class B Unit	2,909,276	2,646,777	No

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	1,227,777
Options:	0

Other rights:

Risks

Management. As of April 2017, both Elias Chavando and Robert Blanchard are working full time for the company. Tomasz Odrobinsky is working part-time for the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We are creating and growing a new platform for people and companies to offer items for rent (“Owners”) and people and companies to rent items (“Renters”) from owners. Listing items for rent in our platform is free and we earn a service fee and/or commission for every successful rental transaction taking place in our platform. The failure to attract new owners and renters, and the failure to attract new listings in our catalog could seriously harm our business.

If our security is compromised or if our platform is subjected to attacks that frustrate or thwart our users' ability to access our products and services, our users, advertisers, and partners may cut back on or stop using our products and services altogether, which could seriously harm our business.

If we do not develop successful new products or improve existing ones, our business will suffer. We also expect to invest in new lines of business that could fail to attract or retain users or generate revenue. Our business is highly competitive. We face significant competition that we anticipate will continue to intensify. If we are not able to maintain or improve our market share, our business could suffer.

Our founder and the A Unit group has control over all unitholder decisions because they control a substantial majority of our voting units. Please see our Company Agreement and Independent Accountants' Review Report for more information.

Rentus.com depends on effectively operating with mobile, and computing devices, operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our products or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user growth, retention, and engagement.

Our ecosystem of owners, renters, advertisers, and partners depends on the engagement and growth of our user base and product catalog. We anticipate that the growth rate of our user base will decline once we hit a saturation point and over time. If we fail to retain current users or add new users, or if our users engage less with Rentus.com, our business would be seriously harmed.

Our platform connects Owners with Renters. We do not see, touch or otherwise inspect the items that people and companies rent from each other. We rely on each party to act honestly, rent equipment in working conditions and assume all risks and liabilities from the operation of such equipment. Injuries, theft, damage and other occurrences may occur that are beyond our control. We anticipate being named in legal actions when misfortunes happen. Although we carry a general liability insurance policy, damages, accidents, injuries, misunderstandings, errors, omissions and other occurrences may cause distractions to our executives and expenses that may harm our business.

The Company's success depends on the experience and skill of its executive officers and key employees. We rely on various intellectual property rights, including patents in order to operate our business.From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people. We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US.Changes in employment laws or regulation could harm our performance.The Company could be negatively impacted if found to have infringed on intellectual property rights.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.We must acquire or develop new services, evolve existing ones, address any defects or errors, and adapt to technology change.Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.If we do not respond to technological changes or upgrade our technology systems, our growth prospects and results of operations could be adversely affected.

We rely on Amazon Web Services for the vast majority of our computing, storage, bandwidth, and other services. Any disruption of or interference with our use of the Amazon Web Services operation would negatively affect our operations and seriously harm our business.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of units . As discussed in Question 13, when we engage in an offering of equity interests involving Units , Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than $6.9 million , the amount invested divided by the quotient of (a) the Valuation Cap ($6.9 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management . Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Rental Marketplace, LLC

- Delaware Limited Liability Company
- Organized July 2015
- 2 employees

14431 Ventura Blvd. # 232
Sherman Oaks CA 91423

https://www.rentus.com

Business Description

Refer to the Rentus.com profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Rentus.com is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

Questions? Ideas? Love Letters?

Say something nice...

SEND


You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.

Join **153,146** investors who funded **180** startups with over **$56.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable NPR Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL FINANCIAL TIMES

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

Big Data in Minutes - Graph Story provides tools and apps to show how your data is connected Ad



2nd

Elias Chavando

President & CEO, RentUS

Rentus.com • Social Media Marketing Institute

Santa Monica, California • 500+

Send InMail | Connect

President & CEO, Rntus.com | Rental MarketplaceRntus is a marketplace where you can make money and keep making money by renting out items you own without letting them go.So, if you need extra money for th… See more

Highlights



2 Mutual Connections

You and Elias both know Mike Norman and Phoebe Wang

Elias' Articles & Activity

3,646 followers

+ Follow

Online marketplaces must get in th…
Elias Chavando on LinkedIn

Your items are protected with Rentus
Elias liked

Our first billboards are starting to show up in Los Angeles!
Elias liked

Have not decided whether to join us for this spring's conference yet? Here's all the info you
Elias liked

See 4 more articles | See all activity

Experience

President & CEO
Rentus.com
Aug 2015 – Present • 1 yr 9 mos
Santa Monica, CA

RentUS is a mobile and online rental marketplace where people are able to rent just about anything from tools and equipment, to party supplies and camping gear. Users are provided with the location of the item, they are able to read and post reviews, pay for the rental, buy insurance and arrange for pick up or delivery of the item. Users of RentUS will find what they are looking for from their smartphones at anytime.

See less

Managing Partner
Applied Marketing Strategies
Jan 2012 – Dec 2014 • 3 yrs
Greater Los Angeles Area

See description

Business Development Senior Director
LoudDoor LLC
Jan 2012 – Nov 2014 • 2 yrs 11 mos
Columbia, South Carolina Area | Los Angeles, California

See description

Founder
InFresh
Nov 2012 – Oct 2014 • 2 yrs
Greater Los Angeles Area

Founder
Reagan.com
Dec 2009 – Dec 2011 • 2 yrs 1 mo
Greater Los Angeles Area

See description

See more positions

Education

Social Media Marketing Institute
Social Media Marketing, Social Media Marketing and Sales
2008 – 2011

Southern California Entrepreneurship Academy
1990 – 1994

Volunteer Experience

Volunteer Parent
Notre Dame High School - Sherman Oaks, CA
Sep 2009 – Sep 2009 • 1 mo
Education

Contact and Personal Info

Elias' Profile, Websites, Twitter, and Birthday

Show more

Learn the skills Elias has



Online Marketing Foundations: Digital Marketing Research
Viewers: 19,348



Learning Online Marketing
Viewers: 81,477



International SEO
Viewers: 13,162

Messaging

Looking For New Dev Jobs? - Find a job you love! Vettery helps top devs explore new SF tech jobs. Ad ···

3rd

Rob Blanchard

CTO at Rentus.com

Rentus.com • Antelope Valley College

Myrtle Creek, Oregon • 39

Send InMail | Connect

Database administration applicationsUI / Web Layout Design.Search Engine Optimization.Linux Server Administration.Native Mobile Applications.Linux Hosting.Graphic Design.

Experience

VP Web Development
Rentus.com
Jan 2015 – Present • 2 yrs 4 mos

In charge of rentus.com management.

See less

Senior Web Developer
Number 9 Creative
Jan 2012 – Present • 5 yrs 4 mos

Lead Web Developer
Blue Ice Studios
Jan 2006 – Present • 11 yrs 4 mos

See description

Environment & Prop 3D Artist
Left Field Productions
Jan 2007 – Jan 2009 • 2 yrs 1 mo

Education

Antelope Valley College

Featured Skills & Endorsements

WordPress · 10	**Elias Chavando and 9 connections** have given endorsements for this skill
MySQL · 9	**Rick Randall and 8 connections** have given endorsements for this skill
jQuery · 9	**Ron Tebo and 8 connections** have given endorsements for this skill

View 23 more

Contact and Personal Info

Rob's Profile and Birthday

Show more

Ads You May Be Interested In

Looking For New Dev Jobs?
Find a job you love! Vettery helps top devs explore new SF tech jobs.

Hey MIT Grads
Hire Top Developers For $2,000 - $3,200/wk. Try Up To 2-Weeks, Risk Free.

The End of Job Hunting
Make companies apply to you instead of wasting your time! Try Hired today.

Messaging

People Also Vi

Leif N
MD at

Conn
Mana

Sabi
Strate
Woop

Toma
Globa

F. Pakko De La Torre-Rocha • 2nd
Partner, Vice President at E/LA

Flo Hendrickson
Curriculum Developer for M K Industries Inc.

Keith King • 3rd
Systems Engineer at Delphinus Engineering

Steve Ates • 3rd
Manufacturing Engineer 4 at Huntington Ingalls Indutries

Jerry Brown
Graphic Designer and Software Developer at Prism Systems

Allen Farrington
SOFTWARE DEVELOPER SUPERVISOR at CACI, INC

Workday HCM Integration - Accelerate digital transformation with faster Workday integration. See how Ad



3rd

Tomasz Odrobinski

Global Venture Manager at Booksy Inc

Booksy Inc • Hanken Svenska handelshögskolan

Helsinki Area, Finland • 500+

InMail | Connect

I am an experienced digital marketing and sales specialist holding a Master's degree in International Business Management. I have over 12 years of experience of marketing and sales in developing and managing int… See more

Experience

Global Venture Manager
Booksy Inc
Dec 2015 – Present • 1 yr 5 mos

Building global operations of Booksy - Appointment Booking solution for Health and Beauty sector

See less

CEO
eSupplie Ltd
Jun 2015 – Sep 2015 • 4 mos
Helsinki Vantaa

VP Sales and Internationalization
erento GmbH
Sep 2014 – Mar 2015 • 7 mos
Berlin, Reading, Helsinki

See description

International Business Development Director
erento GmbH
Sep 2013 – Sep 2014 • 1 yr 1 mo
Helsinki

Vice President Sales and Marketing
gbtimes
Mar 2012 – Aug 2013 • 1 yr 6 mos
Tampere

See description

See more positions

Education

Hanken Svenska handelshögskolan
MSC, Management and Organisation
2000 – 2007

- MSc in English Programme – Management and Organisation
- Finnish Government Scholarship

See less

Uniwersytet Ekonomiczny w Krakowie
Msc, International Management
1997 – 2002
Activities and Societies: English Track Programme, BPZ, IPO

See description

Contact and Personal Info

Tomasz's Profile, Websites, Twitter, and Birthday

Show more

Ad
Get the latest jobs and industry news



Greg, explore relevant opportunities with Gymboree

Follow

Messaging

People Also Viewed

Salla Hänninen • 3rd
Global Communications Specialist - Ask me about the future of space travel

Marcin Gilewski • 3rd
Analityk w Booksy Inc

Damian Kalcic • 3rd
General Manager at Grupo Bascro

Konrad Howard • 3rd
Entrepreneur / Product Designer & Executive

Stefan Batory • 3rd
Cofounder & CEO at Booksy

Viorica Milea • 3rd
Programmer and Creative Thinker at Paf